U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  Zowcom, Inc.
                                  ------------
             (Exact name of registrant as specified in its charter)

Nevada                               7371                            33-0974674
------                               ----                            ----------
(State or other            (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of            Classification Code Number)       Identification No.)
incorporation or
organization)

17218 Beach Boulevard, Huntington Beach, California                       92647
----------------------------------------------------                      -----
(Address of registrant's principal executive offices)                (Zip Code)

                                  714.785.2095
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)


Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          1,610,000              $0.05                $80,500               $7.41
================================== =================== ==================== ======================= ================

The offering price per share for the selling shareholders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                  Zowcom, Inc.
                              a Nevada corporation

                        1,610,000 Shares of Common Stock

This prospectus relates to 1,610,000 shares of common stock of Zowcom, Inc., which are issued and outstanding shares of our common stock, acquired by the selling shareholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling shareholders will offer and sell the shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, although we hope that a market maker will file an application for us to become eligible for quotation on the OTC Bulletin Board when this registration statement becomes effective.

See "Risk Factors" on pages 5 to 10 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  The date of this prospectus is April 4, 2002.
                             Subject to completion.

                            TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds..............................................................10
Determination of Offering Price..............................................10
Dilution.....................................................................10
Selling Security Holders.....................................................10
Plan of Distribution.........................................................12
Legal Proceedings............................................................13
Directors, Executive Officers, Promoters and Control Persons.................13
Security Ownership of Certain Beneficial Owners and Management...............14
Description of Our Securities................................................15
Interest of Named Experts and Counsel........................................15
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................15
Organization Within Last Five Years..........................................16
Description of Business......................................................16
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................20
Description of Property......................................................21
Certain Relationships and Related Transactions...............................21
Market for Common Equity and Related Stockholder Matters.....................22
Executive Compensation.......................................................23
Financial Statements.........................................................25
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................38
Legal Matters................................................................38
Experts......................................................................38
Additional Information.......................................................38
Indemnification of Directors and Officers....................................38
Other Expenses of Issuance and Distribution..................................39
Recent Sales of Unregistered Securities......................................39
Exhibits.....................................................................40
Undertakings.................................................................41
Signatures...................................................................42
Power of Attorney............................................................43

Outside Back Cover Page
-----------------------


Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our business:              We incorporated in Nevada on July 11, 2001. Our
                           principal business address is 17218 Beach Boulevard, Huntington Beach, California 92647. Our telephone number is 714.785.2095.


                           We intend to be a leading provider of customized websites and web-based business planning applications and Internet advertising space that allow our customers to conduct business more efficiently using the utility of Internet. We believe that by offering a library of e-commerce business solutions, our business customers can easily access web-based tools, such as online catalogs, and applications that manage inventory, forecast sales and schedule resources, thereby increasing their profitability. We have not generated any revenues to date.

                           We plan to design customized websites, offering the following features:

                               o   up to 150 MB of disk space;
                               o   10 GB of data transfer per month;
                               o unlimited pop e-mail accounts with a web mail site administrator; and
                               o   encryption methods for security of user
                                   files.

                           We also intend to provide users with domain listings, yearly domain name renewal services, an infinite number of pages for their website, search engine submission, banner creation, and statistical software. We anticipate that our primary source of revenue will come from the sale of Internet storage space, web hosting and advertisement space. We intend to partner with Zow Graphics, a firm owned by one of our officers. Zow Graphics provides interactive web hosting and design services and has a large client base which we believe will complement our operations. Zow Graphics, a sole proprietorship which was started in 1995, is owned by Marc Seely, our treasurer, secretary and one of our directors, and generates revenues of approximately $100,000 per year.

Number of shares           The selling shareholders want to sell 1,610,000 of
being offered:             our common stock. The offered shares were acquired by
                           the selling shareholders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling shareholders will offer and sell the shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Estimated use              We will not receive any of the proceeds from the sale
of proceeds:               of those shares being offered.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

         Income Statement        For the period from inception (July 11, 2001)
         ----------------                    to December 31, 2001
                                                       $
  Revenues                                             0
  Net Income (Loss)                                (12,405)
  Net Income (Loss) Per Share                       (0.00)


         Balance Sheet                        December 31, 2001
         -------------
                                                       $
  Total Assets                                      70,910
  Total Liabilities                                   793
  Shareholders' Equity (Deficit)                    70,117

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his investment should forego purchasing our common stock.

Risks related to our business:

We are a new company with losses since our formation and expect to incur net losses for the foreseeable future. Therefore, investors may lose their entire investment if we do not generate revenues and achieve profitability.

We were formed on July 11, 2001 and we have incurred a net loss of approximately $12,405 since that time. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We also expect that our operating expenses will increase significantly during the next several years, especially in sales and marketing. As we increase spending, our losses may continue to increase for the foreseeable future. The size of our future losses will depend, in part, on the rate of growth in our revenues and expenses. As a result, we may never achieve or sustain profitability, and if we do achieve profitability in any period, we may not be able to sustain or increase profitability on a quarterly or annual basis. We will need to generate significant revenues to achieve and maintain profitability.


Our ability to operate profitably depends on the continued growth and acceptance of the Internet. If the Internet does not grow and continue as a commercially viable medium for us, then our business may fail and investors may lose their entire investment.


Our success depends on the continued growth of the Internet as a viable commercial marketplace for consumers and businesses. If both consumers and businesses do not increase their use of the Internet, our business and operating results will suffer. Our future revenues substantially depend upon the widespread acceptance of the Internet as an effective medium of commerce by consumers and businesses. We cannot predict the extent to which business users of the Internet will shift their habits from traditional to online business planning applications. If customers or manufacturers are unwilling to use the Internet to conduct business and exchange information, our business will fail. It is possible that the Internet may not become a viable long-term commercial marketplace due to the potentially inadequate development of the necessary network infrastructure, the delayed development of enabling technologies and performance improvements and the high cost of shipping products. The commercial acceptance and use of the Internet may not continue to develop at historical rates, or may not develop as quickly as we expect. In addition, concerns over security and privacy may inhibit the growth of the Internet.

The Internet could also lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service. In addition, federal, state and foreign agencies have begun to increasingly regulate the Internet and Internet commerce. Any regulation imposing fees for Internet use could result in a decline in the use of the Internet and slow the acceptance of the Internet. The demand for our services could be significantly reduced if the Internet does not continue to become a widespread communications medium and commercial platform.

We will depend on our customers becoming active users of our Zowcom library in order to operate profitably. If we do not generate customers for our library, then business may fail.

To date, no customers have ever used our products or services because we are currently developing our website and computer infrastructure. If customers do not actively and regularly use our library of business solutions products or advertising services following the launch of our website, our business will suffer. Moreover, we may be unable to generate revenue from customers who use our products or services. We expect only a certain percentage of our customers will ever pay us for any of our services. Present and future customers may be unwilling to pay for products or services they receive free of charge, through introductory programs, or may not subscribe for premium fee-based services.

Our ability to operate profitably depends on increasing awareness of the Zowcom brand. If we do not generate awareness for our brand, our business may fail.

Our business strategy is unproven, and we may not be successful in addressing early-stage challenges, such as establishing our position in the market and expanding our online presence and capabilities. To implement our business plan, we must increase our marketing initiatives and identify and enter into additional strategic relationships to increase awareness of our brand and our products and services. It is critical to our success that we continue to devote financial resources, including a portion of the net proceeds of this offering, to develop brand awareness and expand our strategic partnerships.

The viability of our business depends on our development of relationships, strategic partners and co-marketing programs. Our inability to develop those relationships may prevent us from generating revenues, which may cause our business to fail.

Most of our customers will become aware of our products and services through our website. We also intend to attract customers through our proposed strategic partners under co-marketing or sponsorship programs. We do not currently have any strategic partnerships or alliances. Under these proposed programs, we expect that a significant percentage of our customers will be acquired while registering for the products or services of our strategic partners. If our customers do not become active users of our products or services or our users do not subscribe for premium services, our business will suffer. We also may not experience increases in the number of new strategic partnerships or in the number of new member registrations or in user traffic from our strategic partner affiliations. The partnerships and affiliations, therefore, may not be profitable or beneficial to us. We may also pay significant fees to these strategic partners for the procurement of registered customers and for converting these customers to active users of our system.

[material omitted]

Any failures of, or capacity constraints in, our systems could hinder our ability to operate profitability, harm our reputation and slow the growth of our customer base, all of which may significantly harm our business or cause our business to fail.


We will need to continuously modify and enhance our Zowcom website to keep pace with rapid technological developments and the changing needs of our users. Decreased traffic or loss of service may result in a loss of customers. Our website must accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which is critical to our business. Traffic on our website is expected to grow rapidly. If we fail to increase capacity to accommodate increased use of our system, we may experience slower response times or system failures, which could result in user dissatisfaction and could seriously harm our business.

Our profitability will suffer if the market for Internet advertising fails to develop or develops more slowly than expected. If we do not generate revenues from advertising, our anticipated revenues will decrease, which may cause our business to fail.


We anticipate that we will generate revenues from the sale of banner advertising and sponsorship activities. Our ability to generate advertising revenues will depend on, among other factors, the viability of the Internet as an advertising medium, the amount of traffic on our website and our ability to achieve and demonstrate user and member demographic characteristics that are attractive to advertisers. Potential advertisers and advertising agencies typically have limited experience with the Internet as an advertising medium and have not devoted a significant portion of their advertising expenditures to Internet-based advertising. The widespread adoption of technologies that permit Internet users selectively to block-out unwanted graphics, including advertisements, attached to website pages could also hinder the growth of the Internet as an advertising medium. Therefore, there is no guarantee that our banner advertising services will generate sufficient revenues.

Although Internet commerce has yet to attract significant regulation, government regulation may result in fines, penalties, taxes or other costs that may reduce our future earnings.

Our proposed Internet and e-commerce businesses currently are not directly regulated by any governmental agency, other than through regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet regarding, among other things, the following issues:

    o    taxation of consumer transactions;
    o    advertising;
    o    user privacy;
    o    unsolicited marketing;
    o    pricing;
    o    quality of products and services;
    o    intellectual property;
    o    information security; and
    o    anti-competitive practices.

The adoption of laws or regulations covering these issues may decrease the growth of Internet commerce. Such laws could decrease the demand for our products and services and increase our cost of doing business. Moreover, the applicability to the Internet of existing laws governing issues including intellectual property ownership, libel and personal privacy is uncertain. If these existing laws were to be applied to the Internet, our business may be harmed.


We face intense competition, which could hinder our ability to maintain or increase sales of our services. If we are not competitive, we may not be able to generate revenues.


The market for web-based business planning tools is intensely competitive and we face direct competition from several privately held online business planning companies. We also face indirect competition from other companies for website design and hosting services, including, Internet portal and content companies, such as:

    o    America Online and Yahoo!;
    o    online personal homepage services, such as Yahoo! Geocities; and
    o    Internet desktop companies.

Because technological barriers to entry are extremely low, additional competitors may enter our market. As a result, we must provide our users with value added services by creating service products that are quality-orientated, innovative and cost-effective. We must also educate prospective users as to the advantage of our products and services relative to those offered by our competitors. In order to remain competitive, we may have to continue to provide certain products or services free of charge and we may be unable to generate significant revenue with our premium service offerings.

Most of our competitors have significantly greater resources than we do. If we cannot compete effectively we may not be able to increase revenue, or achieve or sustain profitability.

Our principal competitors include companies offering website design and hosting, such as semi custom websites. In addition, potential competitors include computer manufacturers, software publishers and Internet service providers. These parties may enhance their products or develop separate services that include functions that are provided by our services. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

    o    greater name recognition;
    o    larger marketing budgets and resources;
    o    established marketing relationships;
    o    access to larger customer bases; and
    o    substantially greater financial, technical and other resources.

As a result, they may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.


We may face intensified competition because the Internet industry is experiencing consolidation, reducing our ability to operate profitably. If we are not competitive, investors may lose all of their investment.


The Internet industry has recently experienced substantial consolidation and a proliferation of strategic transactions. We expect this consolidation and strategic partnering to continue. Acquisitions or strategic partnerships could harm us in a number of ways, including:

    o competitors could acquire or partner with companies with which we have strategic partnerships and discontinue our strategic partnerships, resulting in the loss of distribution opportunities for our services;
    o our competitors could merge with each other or third-parties with significant resources and experience, thereby increasing their ability to compete with our services; and
    o    a competitor could acquire or partner with one of our key suppliers.

Increased competition, particularly online competition, may result in price reductions, reduced margins and loss of market share, any or all of which could harm our business.

Our internal and hosted network infrastructure could be disrupted by a number of different occurrences, which can affect specific companies' websites, which would decrease our ability to operate profitably.

We propose to house all of the data stored on Zowcom on equipment that is owned by us or operated on our behalf by Zow Graphics. We also propose to contract with Zow Graphics for the hosting of our servers and for the provision of bandwidth. A malfunction, interruption or loss of any of these services or products could result in damage to or loss of our users' data and result in the interruption in the use of our services. Our revenues could decline and we could lose existing or potential customers if they are not able to access their stored data, or if their stored data on our website, transaction processing systems or network infrastructure do not perform to our users' satisfaction. Any network interruptions or problems with our website could:

    o    prevent customers from accessing data stored on Zowcom;
    o    reduce the number of new users we register;
    o    cause member dissatisfaction; or
    o    damage our reputation.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

To market our products and services, we may be required to raise additional funds. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.


We are dependent on the efforts and abilities of certain of our officer and directors. If those officers and directors do not devote sufficient time to our operations, our business may fail.


The interruption of the services of our management could significantly hinder our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our executive officers. However, we cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. We may not be able to attract and retain qualified personnel.

As our officers and directors do not devote their full business time to our business, we may not be able to implement our business plan and our business may fail.


Our officers and directors presently devote less than 50% of their business time to the management of our business because they work as employees for other companies. However, they do not currently operate any other business. We cannot guaranty that either of our officer or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If either of our officer or directors does not devote a sufficient amount of their business time to the management of our business, then our business may fail.


Risks related to owning our common stock:

Our officers and directors own approximately 78.84% of our outstanding shares of common stock, allowing these shareholders to determine matters requiring approval of our shareholders.

Our directors and officers, taken as a group beneficially own, in the aggregate, approximately 78.84% of our outstanding shares of common stock. Such concentrated control of the company may reduce the price of our common stock. In addition, our officers and directors may control matters requiring approval by our shareholders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. An active public market may not develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling shareholders.

Determination of Offering Price
-------------------------------

The selling shareholders will offer and sell the shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, although we hope that a market maker will file an application for us to become eligible for quotation on the OTC Bulletin Board when this registration statement becomes effective.

Dilution
--------

The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling shareholders including:

    1. the number of shares owned by each selling shareholder prior to this offering;

    2. the total number of shares that are to be offered for each selling shareholder; and
    3. the total number of shares and the percentage of common stock that will be owned by each selling shareholder upon completion of the offering.
The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling shareholders. None of the selling shareholders has held any position or office with us. None of the selling shareholders had or have any material relationship with us. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

-------------------------------- ------------------------------ ---------------------------------- --------------------------------
  Name of Selling Shareholder     Amount of Shares of Common    Amount of Shares of Common Stock       Amount of Shares and the
                                    Stock Owned by Selling        to be Offered by the Selling     Percentage of Common Stock Owned
                                    Shareholder Before the                 Shareholder             by Selling Shareholder After the
                                           Offering                                                      Offering is Complete
-------------------------------- ------------------------------ ---------------------------------- --------------------------------
Daniel Nye                                 250,000                          250,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Kirk Eberl                                 150,000                          150,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
James Keech                                128,000                          128,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Jeff Lee                                   100,000                          100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Edward Venerable                           100,000                          100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Richard VanDenbergh                        100,000                          100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Peter Garthwaite                           100,000                          100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Brent Smith                                100,000                          100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Randall Lanham                             100,000                          100,000                               0
-----------------------------------------------------------------------------------------------------------------------------------
Bradley Parker                             60,000                           60,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Jim DeLutes                                60,000                           60,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Robert E. Nye Living Trust                 50,000                           50,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Diana Thornock                             50,000                           50,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Stephen McKay                              50,000                           50,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Amy Wine                                   50,000                           50,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Roana Thornock                             40,000                           40,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Jack Manzi                                 20,000                           20,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
R. David Preston                           20,000                           20,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Steve Rich                                 10,000                           10,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
R. William Manning                         10,000                           10,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Paul Lanham                                10,000                           10,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Steve Lanham                               10,000                           10,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
John McCloskey                             10,000                           10,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Susan Ickes                                10,000                           10,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
James H. Watson, Jr.                        4,000                            4,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Rick Neitenbach                             4,000                            4,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Mike Tanner                                 4,000                            4,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Mary Beth Doubet                            2,000                            2,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Wendy O'Rourke                              2,000                            2,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Vici Ward                                   2,000                            2,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Rick Clark                                  2,000                            2,000                                0
-----------------------------------------------------------------------------------------------------------------------------------
Jeanne Tanner                               2,000                            2,000                                0
-----------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
--------------------

The selling shareholders will offer and sell the shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, although we hope that a market maker will file an application for us to become eligible for quotation on the OTC Bulletin Board when this registration statement becomes effective. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
    o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
    o    privately negotiated transactions.

Brokers and dealers engaged by selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling shareholder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling shareholders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares held by our non-affiliates may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling shareholders. The selling shareholders may elect not to sell any or all of their shares immediately and may wait for a market to develop for their shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling shareholders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling shareholders.

We have informed the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling shareholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors.

Our directors and principal executive officers are as specified on the following table:

============================= ============= ====================================
Name                              Age       Position
----------------------------- ------------- ------------------------------------
Dan Spaulding                      39       president
----------------------------- ------------- ------------------------------------
Marc Seely                         32       secretary, treasurer and a director
----------------------------- ------------- ------------------------------------
Frank Drechsler                    34       director
============================= ============= ====================================


Dan Spaulding. Mr. Spaulding has been our president since our inception. Mr. Spaulding has over 20 years' experience in graphic design, as well as expert-level knowledge of cutting-edge Internet technologies and programs, an extensive history of web project management, and expertise in numerous software, hardware and network technologies. Mr. Spaulding currently devotes approximately 10 hours per week to our operations. Mr. Spaulding is currently a senior Web Analyst for SBC Communications, which he has been since May 2001. Prior to that, he was the Director of Web Strategies for BKM Total Office from 1995 to 2001. From 1994 to 1995, Mr. Spaulding was Director of Technology and a co-founder of Integrated Furniture Management. Prior to that, Mr. Spaulding was an Automated Design consultant for Spaulding and Associates from 1989 to 1994, and a Technology Trainer and consultant for Computer Aided Planning from 1987 to 1989. From 1981 to 1982, Mr. Spaulding attended Kent State University where he majored in Fine Art and Graphic Design. He also attended the Art Institute of Pittsburgh in 1982 and the Columbus College of Art and Design in 1983. Mr. Spaulding's term as a director will expire at our next annual shareholders meeting in 2002. Mr. Spaulding is not an officer or director of any reporting company.

Marc Seely. Mr. Seely has been our secretary, treasurer and one of our directors since our inception. Mr. Seely currently devotes approximately 35 hours per week to our operations. For the past six years, Mr. Seely has been self-employed as a computer consultant. Since July 2001, Mr. Seely has also been the treasurer and a director of Finger Tip Drive, Inc., a Nevada corporation that provides online computer data storage services. Additionally, Mr. Seely has participated in the development of business-to-business solutions for multinational companies such as Hewlett Packard, Sony and Mass Mutual. Mr. Seely has ten years of database programming combined with six years focused on Internet applications. Mr. Seely has spoken at the University of Southern California, the University of California, Los Angeles and Orange Coast College on the topic of multimedia technologies. Mr. Seely also possesses six years experience of network topology for multimedia and web server installations. Mr. Seely has acted as an alpha tester of Cold Fusion, a software application, since its initial version. Mr. Seely has also acted as a beta tester of Microsoft's Windows NT and other Microsoft applications for the last six years. Mr. Seely's term as a director will expire at our annual shareholders meeting in 2003. Mr. Seely is not an officer or director of any reporting company.


Frank Drechsler. Mr. Drechsler has been one of our directors since our inception. Since July 2001, Mr. Drechsler has also been the president, secretary and a director of Finger Tip Drive, Inc., a Nevada corporation which provides online computer data storage services. From October 1998 to May 2001, Mr. Drechsler was the president and a director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow. In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations.

During 1997, Mr. Drechsler was self-employed as a consultant and helped start up companies develop sales and marketing programs. From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution. Mr. Drechsler graduated from California State University, Fullerton with a Bachelor of Science degree in International Business in 1992. Mr. Drechsler's term as a director will expire at our annual shareholders meeting in 2004. Mr. Drechsler is an officer and director of JPAL, Inc., a Nevada corporation, and Expressions Graphics, Inc., a Nevada corporation, both of which are reporting companies.


There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 4, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= ====================================== ====================================== =============================
Title of Class          Name and Address of Beneficial Owner   Amount and Nature of Beneficial Owner          Percent of Class
----------------------- -------------------------------------- -------------------------------------- -----------------------------
Common Stock            Dan Spaulding                                     200,000 shares                           2.63%
                        772 Via Bania                                   president, director
                        San Marcos, CA  92069
----------------------- -------------------------------------- -------------------------------------- -----------------------------
Common Stock            Marc Seely                                        800,000 shares                           10.51%
                        16786 Woodridge                           secretary, treasurer, director
                        Fountain Valley, CA  92708
----------------------- -------------------------------------- -------------------------------------- -----------------------------
Common Stock            Frank Drechsler                                  5,000,000 shares                          65.70%
                        17620 Oak Street                                     director
                        Fountain Valley, CA  92708
----------------------- -------------------------------------- -------------------------------------- -----------------------------
Common Stock            All officers and directors                       6,000,000 shares                          78.84%
                        as a group
======================= ====================================== ====================================== =============================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control".

Description Of Our Securities
-----------------------------

Description of Capital Stock. We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of April 4, 2002, 7,610,000 shares of our common stock were issued and outstanding. No shares of our preferred stock are issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    o for any breach of such director's duty of loyalty to us or our shareholders;
    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
    o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Frank Drechsler was issued 5,000,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Drechsler was approximately $5,000. Marc Seely was issued 800,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Seely was approximately $800. Dan Spaulding was issued 200,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Spaulding was approximately $200.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on July 11, 2001 as zSolution Inc. On September 21, 2001, we changed our name to Zowcom, Inc.


Our Business. We intend to be a provider of customized websites and web-based business planning applications and Internet advertising space that allow our customers to conduct business more efficiently using the utility of Internet. To date, we have not generated any revenues and we do not have any employees, other than our current officers and directors. We believe that by offering a library of e-commerce business solutions, our business customers can easily access web-based tools, such as online catalogs, and applications that manage inventory, forecast sales and schedule resources, thereby increasing their profitability. We also plan to design customized websites targeting each customer's unique users, offering the following features:


    o    150 MB of disk space;
    o    10 GB of data transfer per month;
    o    unlimited pop e-mail accounts with a web mail site administrator;
    o    encryption methods for security of user files;
    o    domain name listings and annual name renewal service;
    o    flexibility in number of website pages;
    o    submission to search engines to optimize placement in search results;
    o    customized banners; and
o statistical software, tracking number of visits to the site.


We anticipate that our primary source of revenue will come from the sale of web-based business planning solutions, web-hosting, and advertisement space. We intend to partner with Zow Graphics, a sole proprietorship owned by Marc Seely, one of our officers and directors. Zow Graphics provides interactive web hosting and design services, which has a large client base which will complement our operations. Zow Graphics was started in 1995 and generates revenues of approximately $100,000 per year. We believe our products and services will offer business customers a unique combination of online business planning solutions and targeted advertising, tailored to the needs of entrepreneurial and multi-national companies, hospitality services and small- to medium-size businesses. As businesses become increasingly multi-national and more "virtual" in nature, we expect that e-commerce capabilities will require more than e-mail and traditional networks. We anticipate, for example, that our products will allow personal digital assistant, or PDA, users to check and manage inventory, schedules, or sales forecasts from any location. We anticipate that our library of web-based e-commerce tools will help any business that sells products, manages inventory, schedules allocation of resources, or makes sales forecasts.

We believe these functions are important to business users of the Internet who seek new forms of communications to facilitate both the types of content and the ability to remotely access that content. We believe our market has characteristics and benefits similar to the growth and adoption of the Internet-based email market. We believe that the current potential market for e-commerce business planning solutions, website design and hosting and Internet advertising services applications is extremely large. We intend to target business users who can utilize the Internet and e-commerce applications to streamline their operations and increase profitability. We will attempt to attract a diverse customer base to drive multiple streams of revenue for our proposed strategic partners and us.


In order to meet our business objectives, we need to reach the following milestones:

1. become fully operational in 3 months. The steps needed to complete that milestone include:
    o    purchase new hardware;
    o    setup and test hardware;
    o    seek out optimal bandwidth requirements; and
    o    implement new hardware on multiple networks.

2. obtain new customers in 6 months. The steps needed to complete that milestone include:
    o    implement a comprehensive marketing strategy;
    o    targeted email advertising with data specific queries;
    o develop relationships with providers of services that will complement our services;
    o    create strategic alliances with marketing companies;
    o    push sales with inside sales teams;
    o    qualify leads and close large deals; and
    o    gain critical customer insights to enhance communications.

3. extend service beyond basic web hosting in 12 to 24 months. The steps needed to complete that milestone include:
    o    Secure additional servers;
    o    Develop custom database applications;
    o    Obtain conferencing services;
    o    Intranet development and maintenance; and
    o    Virtual dedicated servers.


Our Industry. We believe that the e-commerce industry will grow in the coming years, and that companies already have significant data to process and manipulate, whether it be online orders, or managing operational data, such as forecasts, inventories, resource allocation. We anticipate that many businesses faced with the shortcomings of traditional solutions to technology infrastructure challenges will outsource technology functions to application service providers. Application service providers enable businesses to gain access to the latest technologies without increasing expenditures for technical personnel and equipment. We believe a significant market opportunity exists for application service providers offering Internet-based data storage and management services that allow small and medium-sized businesses in particular as well as hospitality services and multi-national business users to protect, store, access and share their critical computerized information at any time and from any location. Additionally, web-based advertising is becoming crucial to companies relying on their Internet presence for success. An Internet presence is nearly mandatory for any new or emerging business, as well as any business that hopes to participate in e-commerce today. Web site advertising has proven successful through many other Internet ventures.

Proposed Website. We anticipate that our proposed website, located at www.zowcom.com and www.zowcom.net, will initially be developed as our Internet corporate presence. We plan to use our website for marketing our proposed library of business application software, as well as our banner advertising services, data storage, and website design and hosting services.

Our Services. We also propose to offer website design, web hosting and advertisement services. Our proposed web storage service will allow users to easily store and share files and information. Our services are accessible only to registered users, who are initially allotted 40 megabytes of memory upon registration. Users may increase their designated storage capacity by purchasing additional units of storage space. Unlike other providers of Internet storage space, we propose to offer our own web design and hosting services.

We have designed our services to be secure by encrypting data prior to transmission, maintaining the data in encrypted form at our data centers and returning it to the user in encrypted form. Our systems are reliable because we have designed them with multiple redundancies. Our services are easy to use because they have a simple Windows-based interface and run automatically each day with minimal user effort. Our services are cost-effective because users can implement them without any hardware, additional software or technical personnel. In addition, we have designed our systems to scale to accommodate millions of simultaneous users.

We also propose to sell advertising space in the form of banner advertising. Under our model of banner advertising sales, the amount of banner advertisement space available will be directly correlated with the number of page views our site receives. If the site receives one million page requests on a given day, then one million banner advertisement spaces would be available to sell. Banner advertisements are available for purchase by advertisers in impression blocks of one thousand. The cost of each block of one thousand is referred to as the cost-per-thousand impressions (CPMs). Advertising space will cost of $25.00 to $60.00 per CPM, depending on our traffic volume and the size of the banner and its location on our site. In comparison, standard advertising rates for banners however average $30 per CPM. We believe that our site can earn significant revenues from banner advertising. Web site advertising has proven successful through many other Internet ventures. For example, Yahoo!'s success is indicative of the enormous revenue stream that can result from the sale of advertisement space. In the first quarter of 1998, Yahoo! earned revenue of $30.2 million from an audience of 30 million unique viewers per month. Yahoo! achieved this level of revenue by selling only 15% of its available advertising space.

Our Business Strategy. Our objective is to become a market leader in providing website solutions for business customers, by not only designing and hosting tailored websites, but also featuring a veritable library of e-commerce business solutions, such as inventory management, sales forecasting and resource scheduling to three primary target groups: entrepreneurial and multi-national companies; hospitality services; and small businesses.

To achieve this objective, we intend to:

    o strengthen our co-marketing programs with existing marketing partners and develop new relationships with other industry-leading companies;
    o increase awareness of the Zowcom brand to position ourselves as a leading provider of web design, hosting and advertising services;
    o introduce web-based business planning applications on our proprietary technology to address the evolving needs of small and medium-sized businesses;
    o    continue to invest in developing new technologies and services;
    o establish new, state-of-the-art data centers that will enhance the security and reliability of our solutions; and
    o pursue strategic acquisitions to broaden our offerings, expand our technology platform and capitalize on consolidation opportunities in our market.

Additional Revenue Sources.


Banner Advertising: We anticipate that banner advertising will be a major source of our revenues. The amount of banner advertisement space available is, in this instance, directly correlated with the number of page views a site receives. If the site receives one million page requests on a given day, then one million banner advertisement spaces would be available to sell. Advertisers purchase banner advertisements in blocks of one thousand. The cost of each block of one thousand is referred to as the cost-per-thousand impressions, or CPMs. Advertising space will cost between $25.00-$60.00 per CPM, depending on size, traffic volume, and location on the site. That calculates to between $0.025 and $0.06 per advertisement banner. ^ It should be noted that standard advertising rates for banners are currently $30 and up, thus we have the strong potential undercutting ability in our initial advertising sales.

Sponsorships: We also plan to sell sponsorships on websites we design or host. Branded content sponsorship is analogous to the "brought to you by" model used on television or radio. Companies will often want to sponsor a specific section of a site. For example, a computer manufacturer could potentially be a "site sponsor" of ours. Thus, the phrase "Presented by ABC Computers" would be written above or below the title, ZOWCOM, INC. appearing on a website. The computer manufacturer would benefit by associating their brand with a high-quality Internet service. Usually, branded content sponsorship arrangements are based on long-term, renewable contracts.

Affiliate Programs Transaction Fees: We also anticipate collection transaction fees as a source of revenue. At this time, search engines structure deals earning between 10-20% of every sale precipitated through their site. For example, many search engines feature the Amazon.com logo and a link that reads, "Related Books," in a different section of their site. If a user were to click on that link and purchase a book, the search engine would earn 15% of the price of the book. We believe that 15% is standard fee for Amazon.com. Although these partnership arrangements have failed to yield significant revenue thus far, we hope that e-commerce will flourish over the next few years, making them an important additional source of revenue.

Up-front Fees: We will also offer advertising partners the option of paying an up-front fee to be featured on our site for an agreed upon duration. Under this arrangement, we will feature the company's logo and a direct link to their web site in a specific area of the site. Often, up-front payments for an arrangement of this sort are very large. Recently, a large pharmaceutical company paid America On-Line $20 million to be the exclusive partner in its Health Care section for three years.


Growth Strategy. We intend to be a leading provider of website design and hosting, as well as the provider of a unique library of web-based business planning applications, and the source of advertising with the largest base of active users. We plan to achieve this growth, build our Zowcom brand and grow our revenues through the following:

    o    develop our customer base to drive multiple revenue streams;
    o target and expand strategic partnerships with highly trafficked websites with attractive user demographics;
    o enable our strategic partners to create and manage new and enhanced applications that utilize our Zowcom library of business solution products and web-based advertising services;
    o work in conjunction with strategic partners to enable multiple mobile devices to utilize our Zowcom products and services;
    o private label our Zowcom library of business solution products and Internet banner advertising services to business-to-business websites; and
    o pursue international expansion through localized Zowcom business solution products and web-based advertising services.

Advertising and marketing. We intend to implement an advertising and co-marketing campaign to increase awareness of the Zowcom brand and to acquire new users and expand and strengthen our strategic relationships. Our target market primarily consists of entrepreneurial and multinational companies, hospitality services, as well as small- to medium-size companies. Our marketing and advertising efforts will be targeted at these groups.

We will seek to maximize the value of our e-commerce business solution products by creating vertically integrated services by including secondary services such as web-hosting and web-banner advertising services. We will conduct sponsorships and other promotional activities geared towards our primary target market by soliciting "site sponsors," engaging in co-marketing activities and contemporaneous service and product launches. These sponsorship and promotional activities will build our brand image and increase our presence in the market while offering a return benefit to the sponsor.


Competition. We are a start up company and therefore we primarily compete with small firms that offer similar products to our products. The web-based design and hosting, advertising industries and e-commerce business planning tool industries are very competitive and extremely fragmented. ^ We compete directly with other companies and businesses that have developed and are in the process of developing platforms for Internet based business planning applications, as well as those that offer Internet advertising. We intend to compete by providing personal service with free technical support for needs other than our services that we provide. We also intend to compete by providing extended services beyond basic web hosting, including secure server, database applications, conferencing services and intranet development and maintenance.


Many of these competitors have greater financial and other resources, and more experience in research and development, than us. We cannot guaranty that other products, which are functionally equivalent or similar to our products, are not marketed or will not be marketed. For example, semicustomwebsites and other companies do provide some elements of our product offering, though none provide the user the encryption security or combination of online business solutions such as inventory management, sales forecasting or scheduling the way we do. ^

Government Regulation. Online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and could otherwise harm our business. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws in the United States and abroad.

Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services and increase costs. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

We also may be subject to regulation not specifically related to the Internet, such as laws affecting the telecommunications industry. For example, several telecommunications carriers have asked the FCC to regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet and online service providers and to impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. In this event, our margins could be negatively impacted.

Intellectual Property. We may rely on a combination of patents, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. We believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements and name recognition are essential to establishing and maintaining a technology leadership position. We seek to protect our software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. We cannot guaranty that our intellectual property will be successfully protected, or if protected, that it will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued on substantially the same basis as the claims we seek, if at all. We cannot guaranty that others will not develop technologies that are similar or superior to our technology or design around the intellectual property. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.

We currently own the web domain name www.zowcom.com and www.zowcom.net. Currently, governmental agencies such as the U.S. Department of Commerce and their designees such as ICANN regulate the acquisition and maintenance of domain names. Others may obtain domain names which are similar to ours, which could cause confusion among web users trying to locate our site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.

Our Research and Development. We are not currently conducting any research and development activities other than the development of our website. We do not anticipate conducting such activities in the near future.

Employees. As of April 4, 2002, we have no employees other than our officers. We do not currently anticipate that we will hire any employees in the next six months, unless we generate significant revenues. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our administrative offices are located at 17218 Beach Boulevard, Huntington Beach, California, 92647. We have a month to month lease and the rent is $400 per month. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from July 11, 2001, our date of formation, through December 31, 2001.
------------------------------------------------------------------------------


Liquidity and Capital Resources. We have cash of $54,817 as of December 31, 2001. Our total current assets were approximately $65,827 as of December 31, 2001. Prepaid expenses represented approximately $10,010 of our total current assets. Those prepaid expenses were for legal fees that we expect to incur. Our total assets were approximately $70,910, of which the net value of our computer equipment and property represented approximately $5,083 as of December 31, 2001. In December 2001, we completed the sale of our common stock for $0.05 per share. The proceeds to us were $80,500 and were used for working capital. Our total liabilities were approximately $793 as of December 31, 2001, all of which is due to one of our officers and directors who had previously advanced funds to us.


Results of Operations.

Revenues. We have not yet realized any revenues during the period from our inception on July 11, 2001 to December 31, 2001. We hope to begin generating revenues when we are able to offer our products and services by means of our proposed website.


Operating Expenses. For the period from our inception on July 11, 2001 to December 31, 2001, our total expenses were approximately $12,405, which were represented by general and administrative expenses. Those general and administrative expenses included software expenses of approximately $1,107, payroll expenses of approximately $1,960 and professional fees of approximately $5,703. For the period from our inception on July 11, 2001 to December 31, 2001, we experienced a net loss of $12,405.


Our Plan of Operation for the Next Twelve Months. We have not generated any revenues from our operations. To effectuate our business plan during the next twelve months, we must continue to develop our internet presence, market our products and services and develop our brand image. We believe that we will be able to generate revenues after the development of our website is complete. Any revenues generated will be used to expand our product and service offerings.


We have cash of $54,817 as of December 31, 2001. In the opinion of management, available funds will satisfy our working capital requirements through the next twelve months. Our monthly cash requirements are approximately $2,000 per month. We believe that those costs will remain consistent over the next twelve months because we do not intend to hire any more employees over the next twelve months. After deducting our anticipated costs over the next twelve months, we have approximately $30,000, which we intend to use to meet the requirements of being a public company over the next twelve months. Other than anticipated monthly costs and the costs of becoming a public company, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We may need to raise additional capital to expand our operations. In the event that we experience a shortfall in our capital, we intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers and directors. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be significantly hindered. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers and directors are not committed to contribute funds to pay for our expenses.

Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 6,000,000 shares of our common stock, which equals approximately 78.84% of our outstanding common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock. Any additional capital contributed by our management would be contributed without any consideration. However, our officers and directors are not committed to contribute additional capital.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

================================== ============================================
             Property                            December 31, 2001
---------------------------------- --------------------------------------------
Cash                                                                   $54,817
---------------------------------- --------------------------------------------
Property and Equipment, net                                             $5,083
================================== ============================================

Our Facilities. Our headquarters are located at 17218 Beach Boulevard, Huntington Beach, California, 92647. We have a month to month lease and the rent is $400 per month. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required.

Certain Relationships and Related Transactions
----------------------------------------------

Related Party Transactions.

Frank Drechsler was issued 5,000,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Drechsler was approximately $5,000. Marc Seely was issued 800,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Seely was approximately $800. Dan Spaulding was issued 200,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Spaulding was approximately $200.

During the period ended December 31, 2001, one of our officers and directors advanced funds to us in the amount of $793 for certain expenses.


During the period ended December 31, 2001, Marc Seely, one of our officers, was paid compensation of $1,000 for services, which included developing the server network and maintaining it. Mr. Seely had also previously provided office space to us at no charge.

We are currently sharing the costs for server space and bandwidth with Zow Graphics, a sole proprietorship owned by Marc Seely, one of our officers and directors. We pay to third parties approximately $500 per month for server space and $179 per month for bandwidth. Zow Graphics was started in 1995 and generates revenues of approximately $100,000 per year.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o    disclose such transactions in prospectus where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o    obtain disinterested directors' consent; and
    o    obtain shareholder consent where required.


Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to shareholders, we intend to provide an annual report to our shareholders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no shares that can be sold pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by shareholders. The approximate number of holders of record of shares of our common stock is thirty five.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o    a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o    the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

======================================== ======== ============== ============= ======================= =======================
Name and Principal Position              Year        Annual       Bonus ($)         Other Annual       All Other Compensation
                                                   Salary ($)                     Compensation ($)
---------------------------------------- -------- -------------- ------------- ----------------------- -----------------------
Dan Spaulding - president                 2001        None           None               None                    None
---------------------------------------- -------- -------------- ------------- ----------------------- -----------------------
                                          2002        None           None               None                    None
---------------------------------------- -------- -------------- ------------- ----------------------- -----------------------
Marc Seely - secretary, treasurer         2001        None           None               None                   $1,000
---------------------------------------- -------- -------------- ------------- ----------------------- -----------------------
                                          2002        None           None               None                    None
======================================== ======== ============== ============= ======================= =======================

Compensation of Directors. Directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Employment Contracts. We anticipate that we will enter into employment contracts with Dan Spaulding and Marc Seely, although we do not currently know the terms of those employment agreements. Additionally, we have not negotiated, either in writing or verbally, any specific terms or conditions of such employment agreements. We anticipate that we will negotiate employment agreements with Mr. Spaulding and Mr. Seely when, and if, we begin earning sufficient revenue to justify making such commitments.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant.

Financial Statements
--------------------







                                  ZOWCOM, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                    FOR THE PERIOD JULY 11, 2001 (INCEPTION)

                            THROUGH DECEMBER 31, 2001

                                  ZOWCOM, INC.
                                  ------------
                          (A Development Stage Company)
                          -----------------------------
                                      INDEX
                                      -----



                                                                          PAGE
                                                                          -----

Independent Auditors' Report                                               27

Balance Sheet as of December 31, 2001                                      28

Statement of Operations for the period July 11, 2001
(inception) through December 31, 2001
                                                                           29

Statement of Changes in Stockholders' Equity for
the period July 11, 2001 (inception) through December 31, 2001             30

Statement of Cash Flows for the period
July 11, 2001 (inception) through December 31, 2001                       31-32

Notes to Financial Statements                                             33-37

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                             January 16, 2002

                          Independent Auditors' Report
                          -----------------------------

To the Board of Directors and Stockholders of Zowcom, Inc.



         We have audited the accompanying balance sheet of Zowcom, Inc. (A Development Stage Company) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period July 11, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zowcom, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period July 11, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




                                          Lesley, Thomas, Schwarz & Postma, Inc.
                                          A Professional Accountancy Corporation
                                                       Newport Beach, California

                                  ZOWCOM, INC.
                                  ------------
                          (A Development Stage Company)
                          -----------------------------
                                  BALANCE SHEET
                                  -------------
                                DECEMBER 31, 2001
                                -----------------

                                     ASSETS
                                     -------

ASSETS
   Cash                                                         $       54,817
   Prepaid expenses                                                     10,010
   Subscription receivable                                               1,000
                                                                --------------
     Total current assets                                               65,827
                                                                --------------
PROPERTY AND EQUIPMENT
   Computer equipment, net of accumulated depreciation                   5,083
                                                                --------------

     Total property and equipment                                        5,083
                                                                --------------

       Total assets                                             $       70,910
                                                                ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
   Due to related parties                                       $          793
                                                                --------------
       Total current liabilities                                           793
                                                                --------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, $0.001 par value;
     5,000,000 shares authorized,
     no shares issued and outstanding
   Common stock, $0.001 par value;
     50,000,000 shares authorized,
     7,590,000 shares issued and outstanding                             7,590
   Common stock subscribed, $0.001 par value;
     20,000 shares                                                          20
   Additional paid-in capital                                           74,912
   Deficit accumulated during development stage                        (12,405)
                                                                --------------
       Total stockholders' equity                                       70,117
                                                                --------------
         Total liabilities and stockholders' equity             $       70,910
                                                                ==============

            See the accompanying notes to these financial statements

                                  ZOWCOM, INC.
                                  ------------
                          (A Development Stage Company)
                          -----------------------------
                             STATEMENT OF OPERATIONS
                             -----------------------
           PERIOD JULY 11, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           ----------------------------------------------------------




   REVENUE                                                         $         ---

   GENERAL AND ADMINISTRATIVE EXPENSE                                     12,405
                                                                   -------------

  LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES                (12,405)

   PROVISION FOR INCOME TAXES                                                ---
                                                                   -------------

  NET LOSS                                                        $     (12,405)
                                                                   =============


  BASIC LOSS PER SHARE                                            $       (0.00)
                                                                   =============

  DILUTIVE LOSS PER SHARE                                         $       (0.00)
                                                                   =============

  BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
                                                                       6,218,694
                                                                   =============










            See the accompanying notes to these financial statements

                                  ZOWCOM, INC.
                                  ------------
                          (A Development Stage Company)
                          -----------------------------
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  --------------------------------------------
           PERIOD JULY 11, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           -----------------------------------------------------------



                                                                                                            Deficit
                                                                                                           Accumulated
                                           Common Stock            Common Stock Subscribed    Additional    During
                                           ------------            -----------------------     Paid-In     Development
                                        Shares        Amount        Shares       Amount       Capital        Stage        Total
                                      -----------  -----------   -----------  -----------   -----------   -----------   ---------
BALANCE, July 11, 2001 (inception)            ---  $       ---           ---          ---   $       ---   $       ---   $       ---

SHARES ISSUED, July 2001,
   (in exchange for incorporation
   expense and related services)
   (Note 5)                             6,000,000        6,000           ---          ---           ---           ---         6,000

SHARES ISSUED for cash, October
   2001                                   100,000          100           ---          ---         4,540           ---         4,640

SHARES ISSUED for cash, November 2001                                                                             ---
                                        1,474,000        1,474           ---          ---        66,916                      68,390
SHARES ISSUED for cash, December
   2001                                    16,000           16           ---          ---           726           ---           742

SHARES SUBSCRIBED                             ---          ---        20,000           20           980           ---         1,000

ADDITIONAL PAID-IN CAPITAL (in
   exchange for rent expense)
   (Note 5)                                   ---          ---           ---          ---         1,750           ---         1,750

NET LOSS                                      ---          ---           ---          ---           ---       (12,405)      (12,405)
                                      -----------  -----------  ------------  -----------   -----------   -----------   -----------
BALANCE, December 31, 2001              7,590,000  $     7,590        20,000  $        20   $    74,912   $   (12,405)  $    70,117
                                      ===========  ===========  ============  ===========   ===========   ===========   ===========








            See the accompanying notes to these financial statements

                                  ZOWCOM, INC.
                                  ------------
                          (A Development Stage Company)
                          -----------------------------
                             STATEMENT OF CASH FLOWS
                            ------------------------
           PERIOD JULY 11, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           -----------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                         $       (12,405)
   Adjustments to reconcile net loss to net cash used in operating activities
     Goods and services provided in exchange for shares of common stock                       6,000
     Goods and services provided in exchange for additional paid-in capital                   1,750
     Depreciation                                                                                83
     Changes in operating assets and liabilities
       Increase in prepaid expenses                                                         (10,010)
                                                                                    ---------------

         Net cash used in operating activities                                              (14,582)
                                                                                    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of computer equipment                                                            (5,166)
                                                                                    ---------------

         Net cash used in investing activities                                               (5,166)
                                                                                    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                                                  73,772
   Increase in due to related parties                                                           793
                                                                                    ---------------

         Net cash provided by financing activities                                           74,565
                                                                                    ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                    54,817

CASH AND CASH EQUIVALENTS, beginning of period                                                  ---
                                                                                    ---------------

CASH AND CASH EQUIVALENTS, end of period                                            $        54,817
                                                                                    ===============








            See the accompanying notes to these financial statements

                                  ZOWCOM, INC.
                                  ------------
                          (A Development Stage Company)
                          -----------------------------
                       STATEMENT OF CASH FLOWS (CONTINUED)
                       -----------------------------------
           PERIOD JULY 11, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           ----------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the period for interest                   $            ---
   Cash paid during the period for income taxes               $            ---


SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
During the period ended December 31, 2001 the Company issued 6,000,000 shares of common stock for incorporation expenses and related services.
During the period ended December 31, 2001, the Company recorded additional paid-in capital of $1,750 for rent provided by a stockholder.
During the period ended December 31, 2001, the Company recorded costs of $5,728 in equity relating to services for raising capital.
During the period ended December 31, 2001 the Company accrued a liability of $793 for expenses paid on behalf of the Company by one of its officers and directors.












            See the accompanying notes to these financial statements

                                  ZOWCOM, INC.
                                  -----------
                          (A Development Stage Company)
                          -----------------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                DECEMBER 31, 2001
                                -----------------

NOTE 1 - COMPANY OPERATIONS

     Zowcom, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Nevada on July 11, 2001. Zowcom, Inc. is developing a library of e-commerce solutions for customers to easily launch web applications such as online catalogs, inventory management, sales forecasting and resource scheduling.

     The Company has experienced net losses since its inception and had an accumulated deficit of approximately $12,405 at December 31, 2001. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services.

     On September 21, 2001, the Company extended a Private Placement Offering Memorandum to raise up to $125,000 in exchange for 2,500,000 shares of common stock on a "best efforts" basis. There can be no assurances that the total amount of the funds can be raised. No adjustments have been made to the accompanying financial statements to provide for any additional uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are summarized as follows:

     Development Stage - Zowcom, Inc. is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is in the process of developing a library of e-commerce solutions for customers to easily launch web applications such as online catalogs, inventory management, sales forecasting, and resource scheduling. The Company currently has not generated any revenues from its development operations.

     Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

     Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which is three years for computer equipment. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment is retired or disposed of, the related costs and accumulated depreciation are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

         Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Fair Value of Financial Instruments - SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107") requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2001, the carrying value of cash and cash equivalents and accounts payable approximate fair value due to the short term nature of such instruments.

         Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.

         Common Stock Issued for Services Rendered - The Company issued common stock for services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider recent stock offering prices and other factors in determining fair market value for purposed of valuing the common stock.

         Loss Per Share of Common Stock - Basic and diluted loss per share is computed using shares of common stock issued to date. Consideration is also given in the dilutive loss per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options. However, for the period presented, there were no common stock equivalents.

         Accounting Pronouncements - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," which is effective for business combinations initiated after June 30, 2001. SFAS 141 eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 are accounted for under the purchase method. The Company has not been affected by SFAS 141.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been previously issued. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. The Company has not been affected by SFAS 142.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 established standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets of which to be disposed. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.

NOTE 3 - PREPAID EXPENSES

    Prepaid expenses consisted of the following at December 31, 2001:

    Prepaid legal fees                                       $          10,010
                                                             ==================

NOTE 4 - INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

         The components of the Company's income tax provision consist of:

         Federal taxes (deferred) capitalized start-up           $      (2,000)
         costs for tax purposes
         Change in valuation account                                     2,000
                                                                 -------------
                                                                 $         ---
                                                                 =============

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows:

     Deferred income taxes
         Capitalized start-up costs for tax purposes              $      2,000
         Valuation allowance                                            (2,000)
                                                                  ------------
                                                                  $        ---
                                                                  ============

         The Company's tax reporting year-end is December 31st.

NOTE 5 - RELATED PARTY TRANSACTIONS

         During the period ended December 31, 2001, the Company has recorded incorporation expenses and related services provided of $6,000 in exchange for 6,000,000 shares of common stock. These services were provided by the Company's officers and director. The fair value of those services received was not readily determinable. Management believes that the par value of the Company's common stock is a reasonable estimate for the services received.

         The Company is currently utilizing office space provided by a stockholder. During the period ended December 31, 2001, the Company has recorded rent fees of $1,750 which represents the Company's pro rata share of the office space being provided by a stockholder. The president has waived reimbursement of the rent fees paid for and has considered them as additional paid-in capital.

         As mentioned in Note 2, the Company is in its development stage. For the period ended December 31, 2001 the officers and directors of the Company did not devote a substantial amount of time to the development process of the Company. In addition, the fair market value of the time devoted by the officers and directors to the Company is considered insignificant and therefore no compensation expense has been recorded for the period ended December 31, 2001.

         During the period ended December 31, 2001, an officer and a director of the Company advanced funds in the amount of $793 for certain expenses.

         During the period ended December 31, 2001, an officer was paid $1,000 for consulting services.

NOTE 6 - STOCKHOLDERS' EQUITY

         The Company is authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. Each share of common stock shall entitle the holder to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of preferred stock shall have no right to vote such shares, with certain exceptions as determined by the Board of Directors of this corporation or as otherwise provided by the Nevada General Corporation Law, as amended from to time.

         In July 2001, the Company issued 6,000,000 shares of its common stock to its founder in exchange for reimbursement of organizational costs and related expenses.

         During the period ended December 31, 2001, the Company conducted a Regulation D, Rule 506 Offering ("Rule 506 Offering") of the common stock. As part of the Rule 506 Offering, the Company issued 1,590,000 shares of common stock by aggregate cash consideration of $79,500. For the period ended December 31, 2001, 20,000 shares were subscribed. Legal and filing expenses in connection with this offering were $5,728.

         The stock subscription receivable of $1,000 was received in January, 2002.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In December 2001, our Board of Directors appointed Lesley, Thomas, Schwarz & Postma, Inc., independent accountant, to audit our financial statements for the period from July 11, 2001, our date of formation, through December 31, 2001. Prior to our appointment of Lesley, Thomas, Schwarz & Postma, Inc., as our auditor, our financial statements had not been audited. There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by MC Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from July 11, 2001, our date of formation, through December 31, 2001, appearing in this prospectus which is part of a Registration Statement have been audited by Lesley, Thomas, Schwarz & Postma, Inc., and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz & Postma, Inc., as experts in accounting and auditing.

Additional Information
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling shareholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

    o any breach of such director's duty of loyalty to us or our security holders;
    o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or
    o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Articles of Incorporation provide that we will indemnify our directors to the extent permitted by Nevada Revised Statutes, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes. Our Articles of Incorporation also provide that to the extent that Nevada Revised Statutes is amended to permit further indemnification, we will so indemnify our directors.

Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                         Approximately                  $7.41
----------------------------------------- -------------------- -----------------
Transfer Agent Fees                       Approximately                $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving           Approximately                $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                Approximately             $10,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                           Approximately              $3,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On July 11, we issued 800,000 shares of our common stock to Marc Seely, our secretary, treasurer, and one of our directors in exchange for his services as our promoter. The value of the services performed by Mr. Seely was approximately $800. We also issued 200,000 shares of our common stock to Dan Spaulding, our president and one of our directors in exchange for his services as our promoter. The value of the services performed by Mr. Spaulding was approximately $200. We believe that these individuals have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. In addition, these individuals had sufficient access to material information about us because they were our officers and directors. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for founders services provided to us in relation to formulating our business plan and other activities related to our incorporation.


In December 2001, we issued 1,610,000 shares of our common stock for $0.05 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of those shares. The proceeds were $80,500. Of the 32 purchasers, 8 were non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that each is capable of evaluating the merits and risks of the prospective investment. Each investor was provided with a private placement memorandum which provided sufficient information about the company to allow the investors to make informed investment decisions.


Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.        Underwriting Agreement (not applicable)

3.1       Articles of Incorporation*

3.2       Certificate of Amendment to Articles of Incorporation*

3.3       Bylaws*

5.        Opinion Re: Legality*

8.        Opinion Re: Tax Matters (not applicable)

11.       Statement Re: Computation of Per Share Earnings**

15.       Letter on unaudited interim financial information (not applicable)

23.1      Consent of Auditors

23.2      Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement


* Included in registration statement on Form SB-2 which filed on February 11, 2002.

**   Included in Financial Statements
***  Included in Exhibit 5


Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Huntington Beach, California, on April 4, 2002.

                                Zowcom, Inc.
                                a Nevada corporation


                                By:    /s/ Dan Spaulding
                                       --------------------------------------
                                       Dan Spaulding
                                Its:   president

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Dan Spaulding                                    April 4, 2002
--------------------------------------------
Dan Spaulding
president

/s/ Marc Seely                                       April 4, 2002
--------------------------------------------
Marc Seely

principal financial and accounting officer treasurer, secretary and a director


/s/ Frank Drechsler                                  April 4, 2002
--------------------------------------------
Frank Drechsler
director

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Dan Spaulding with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Zowcom, Inc.



/s/ Dan Spaulding                                     April 4, 2002
--------------------------------------------
Dan Spaulding
president

/s/ Marc Seely                                        April 4, 2002
--------------------------------------------
Marc Seely
treasurer, secretary and a director

/s/ Frank Drechsler                                   April 4, 2002
--------------------------------------------
Frank Drechsler
director